UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): September 10, 2025

LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41926	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 7th Ave, Floor M1
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC
Rights to Purchase Series A Junior Participating Preferred Stock	None	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 11, 2025, LivePerson, Inc. (the “Company”) entered into a privately negotiated exchange agreement (the “Original Exchange Agreement”) with holders (the “Noteholders”) of approximately $341.1 million in aggregate principal amount the Company’s outstanding 0% Convertible Senior Notes due 2026 (the “2026 Notes”). On September 11, 2025, the Company and the Noteholders entered into Amendment No. 1 to the Exchange Agreement (the “Exchange Agreement Amendment”, and the Original Exchange Agreement as so amended, the “Exchange Agreement”), dated as of September 11, 2025, to clarify that the term “fully-diluted” assumes the full conversion of the Series B Preferred Stock (as defined below).

Pursuant to the Exchange Agreement, on September 12, 2025 (the “Closing Date”), the Company consummated an exchange (the “Exchange”) of the $341.1 million in aggregate principal amount of 2026 Notes held by the Noteholders for (i) an aggregate payment of $45.0 million in cash, (ii) $115.0 million in aggregate principal amount of the Company’s 10.0% Second Lien Senior Subordinated Secured Notes due 2029 (the “New Secured Notes”), (iii) 53,333,947 shares (the “Common Equity Shares”) of the Company's common stock, par value $0.001 (the “Common Stock”) and (iv) 26,551 shares of Series B Fixed Rate Convertible Perpetual Preferred Stock, par value $0.001 (“Series B Preferred Stock”).

In connection with the Exchange, the Company expects to unwind a portion of the capped call options associated with the aggregate principal amount of 2026 Notes exchanged.

Second Lien Senior Subordinated Secured Notes due 2029

The New Secured Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of September 12, 2025, by and among the Company, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). The New Secured Notes are guaranteed on a senior subordinated basis by certain of the Company’s direct and indirect domestic and foreign subsidiaries (the “Subsidiary Guarantors”) and secured by second-priority liens on substantially all assets (other than excluded assets) of the Company and the Subsidiary Guarantors, subject to customary exceptions. The Indenture contains affirmative and negative covenants and events of default customary for senior subordinated secured second lien indebtedness and in accordance with the term sheet attached to the Exchange Agreement. The negative covenants include limitations on asset sales, the incurrence of debt, preferred stock and liens, fundamental changes, investments, dividends and other payment restrictions affecting subsidiaries, restricted payments and transactions with affiliates.

The New Secured Notes will accrue interest at a rate of 10.0% per annum. Prior to March 15, 2027, all of the interest on the New Secured Notes is payable in-kind (“PIK”). On and after March 15, 2027 and until June 15, 2028, interest will be payable, at the Company’s option, in cash or in-kind or partially in cash and partially in-kind. On and after June 15, 2028 until Maturity (as defined below), interest on the New Secured Notes will be payable in cash, or at the Company’s option, up to 6.0% per annum in-kind.

The New Secured Notes will mature on December 15, 2029 (“Maturity”). The Company may, at its option, redeem the New Secured Notes, in whole or in part on a pro rata basis:

•Prior to September 12, 2026, at a price equal to the greater of (i) 101% and (ii)(1) 105% of the accrued and unpaid interest (including cash and PIK components thereof), (2) 105% of the aggregate principal amount of the New Secured Notes (including, without duplication of any amounts described in item (1), all increases to the principal amount as the result of previous payments of PIK interest) and (3) the present value of the remaining future interest payments (including cash and PIK components thereof) through September 12, 2026, computed using a discount rate of T + 50 (such amount, the “Make Whole Amount”);

•On or after September 12, 2026 and prior to September 12, 2027, for an amount of cash equal to the sum of (i) 105% of the aggregate principal amount of the New Secured Notes (including all increases to the principal amount as the result of previous payments of PIK interest) plus (ii) 105% of all accrued and unpaid interest (including, without duplication of any amounts described in item (i), cash and PIK components thereof);

•On or after September 12, 2027 and prior to September 12, 2028, for an amount of cash equal to the sum of (i) 102.5% of the aggregate principal amount of the New Secured Notes (including all increases to the principal amount as the result of previous payments of PIK interest) plus (ii) 102.5% of all accrued and unpaid interest (including, without duplication of any amounts described in item (i), cash and PIK components thereof); and

•On or after September 12, 2028 until the Maturity, for an amount of cash equal to the sum of (i) 100.0% of the aggregate principal amount of the New Secured Notes (including all increases to the principal amount as the result of previous payments of PIK interest) plus (ii) all accrued and unpaid interest (including, without duplication of any amounts described in item (i), cash and PIK components thereof).

If the Company undergoes a fundamental change (which includes a change of control, certain recapitalization transactions, or mergers or business combination transactions, the liquidation or dissolution of the Company or the delisting of the Common Stock from specified stock exchanges), holders may require the Company to repurchase all or any portion of their New Secured Notes at a repurchase price equal to (i) to the Make Whole Amount, if such fundamental change occurs prior to September 12, 2026, or (ii) the sum of (A) 105% of the aggregate principal amount of the New Secured Notes (including all increases to the principal amount as the result of previous payments of PIK interest) plus (B) 105% of all accrued and unpaid interest, if the fundamental change occurs after September 12, 2026.

Series B Preferred Stock

On September 12, 2025, the Company filed a Certificate of Designation with respect to the Series B Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware and issued to the Noteholders an aggregate 26,551 shares of Series B Preferred Stock. Each share of Series B Preferred Stock has an initial stated value (“Stated Value”) of $1,000 per share, subject to adjustment for (i) any splits, combinations, or similar adjustment and (ii) accrued unpaid dividends. The Series B Preferred Stock does not have a stated maturity and is not subject to mandatory redemption or any sinking fund, and will remain outstanding indefinitely unless earlier converted, repurchased or redeemed.

Dividends on each share of Series B Preferred Stock (i) accrue in an amount equal to 15.0% of the Stated Value (“Regular Dividends”). In addition, holders of Series B Preferred Stock are entitled to receive, on an-as converted basis, any dividend or other distribution paid to holders of Common Stock (a “Participating Dividend”). Regular Dividends are paid, at the Company’s option, in cash or in-kind through the addition of such dividend amount to the Stated Value. In addition, (a) if any shares of Series B Preferred Stock remain outstanding following the Conversion (as defined below) due to a provision of the Certificate of Designation limiting the conversion of Series B Preferred Stock in a manner that would result in a holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) in excess of 9.90% of the outstanding Common Stock (the “Beneficial Ownership Limitation”), then the Regular Dividend rate will be reduced to 0% beginning on the date of the Conversion and (b) if the Conversion has not occurred by September 12, 2026, the Regular Dividend rate will increase to 20.0%. Regular Dividends are payable on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2025. Participating Dividends are payable as and when paid to holders of Common Stock.

The Series B Preferred Stock may be redeemed by the Company at any time at a price equal to 100% of the Stated Value, plus accrued and unpaid dividends.

Pursuant to the Exchange Agreement, the Company will hold a special meeting of its stockholders on October 2, 2025 to seek approval from holders of its voting stock to approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as heretofore amended (the “Charter Amendment”) to increase the number of authorized shares of Common Stock (the “Charter Amendment Proposal”). If the Charter Amendment Proposal is approved by the Company’s stockholders, each outstanding share of Series B Preferred Stock will automatically convert into 874.452714 shares of Common Stock (the “Conversion Ratio”, subject to proportional adjustment for any splits, combination, or similar adjustments, and such shares of Common Stock, “Conversion Shares”) within one business day following the filing and acceptance of the Charter Amendment with the Secretary of State of the State of Delaware (the “Conversion”), subject to the Beneficial Ownership Limitation. In the event that the Charter Amendment is not approved by the Company’s stockholders, the Series B Preferred Stock will remain outstanding.

Each share of Series B Preferred Stock is entitled to a number of votes equal the number of Conversion Shares into which such share of Series B Preferred Stock is convertible (subject to the Beneficial Ownership Limitation), and is entitled to vote on all matters submitted for voting to the common stockholders, including the Charter Amendment described above. Pursuant to the Exchange Agreement, the Noteholders delivered an irrevocable proxy to John D. Collins and Monica L. Greenberg, members of the Company’s management team and designated proxy holders for the Special Meeting (as defined below), on the Closing Date to vote their Common Equity Shares and shares of Series B Preferred Stock in favor of the Charter Amendment. In addition, the consent of the holders of a majority of shares of then-outstanding Series B Preferred Stock, voting together as single class, will be required for: (i) the alteration or change to the powers, preferences or rights given to the Series B Preferred Stock, (ii) the amendment or repeal any provision of, or addition of any provision to, the Certificate of Incorporation or the Fourth Amended and Restated By-Laws of the Company, or the filing of any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock; or (iii) the declaration or payment of any dividends on any junior securities, including any Common Stock, during any time that all accrued dividends on the Series B Preferred Stock have not been paid in full in cash.

In the event of any Fundamental Transaction (as defined in the Certificate of Designation) or voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation Event”), holders of the Series B Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any junior stock, including the Common Stock, and subject to the rights of the holders of any senior stock or parity stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series B Preferred Stock equal to the greater of (i) the sum of 100% of the then Stated Value per share of Series B Preferred Stock plus accrued and unpaid Regular Dividends and unpaid Participating Dividends to, but excluding, the date of such Liquidation Event and (ii) the amount the holder of such share of Series B Preferred Stock would receive if such share of Series B Preferred Stock was converted into Common Stock at the Conversion Ratio on the date of such Liquidation Event. In addition, (a) if the Conversion has not occurred prior to September 12, 2026, then upon the commencement of any voluntary or involuntary case under the United States Bankruptcy Code, Title 11 of the United States Code, the liquidation preference described in clause (i) of the preceding sentence will automatically increase to 150% of the Stated Value and (b) if the Conversion has occurred but shares of Series B Preferred Stock remain outstanding due to the Beneficial Ownership Limitation, then percentage described in clause (i) of the preceding sentence will remain 100% of the Stated Value as of the date of Conversion.

Notice Pursuant to Existing Secured Notes

On September 12, 2025, the holder of the Company’s Senior Secured Convertible Notes due 2029 issued on June 3, 2024 (the “Existing Secured Notes”) provided a notice (a “Notice”) pursuant to the Exchange and Purchase Agreement dated as of May 13, 2024 (as amended, the “Exchange and Purchase Agreement”) pursuant to which the Existing Secured Notes were issued to amend certain provisions of the indenture governing the Existing Secured Notes and Exchange and Purchase Agreement in accordance with the terms thereof. The Notice conforms certain provisions of the Existing Secured Notes and Exchange and Purchase Agreement to the terms of the New Secured Notes and Exchange Agreement.

Copies of the Indenture, the form of the New Secured Notes, the Certificate of Designation for the Series B Preferred Stock and the Notice are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Indenture, the New Secured Notes, the Series B Preferred Stock and the Notice do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The Common Equity Shares and Preferred Equity Shares were issued to the Noteholders in a private placement in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the Noteholders in the Exchange Agreement.

The information related to the issuance of the Common Equity Shares and Preferred Equity Shares contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 10, 2025, Jeffrey Ford, the Company’s Chief Accounting Officer (and principal accounting officer) provided the Company notice of his intention to depart from the Company after the completion of the quarter ending September 30, 2025 to assume another position. His departure is voluntary and not due to any disagreements regarding the Company’s operational, accounting or financial policies or practices.

John Collins, the Company’s Chief Financial Officer and Chief Operating Officer (and principal financial officer), will also assume the role of principal accounting officer following Mr. Ford’s departure. Mr. Collins’ biography is incorporated by reference to the section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2025 titled “Executive Compensation — Executive Officers.” There is no change to Mr. Collins’ compensation as a result of his service as principal accounting officer. There are no family relationships between Mr. Collins and any director or other officer of the Company, and he has no material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained under the heading “Series B Preferred Stock” under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On September 15 2025, the Company issued a press release announcing the consummation of the Exchange described in this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information and Where to Find It

On August 27, 2025, the Company filed a preliminary proxy statement of Schedule 14A (the “Proxy Statement”) and accompanying proxy card with the SEC in connection with a special meeting of stockholders (the “Special Meeting”) and the solicitation of proxies in respect of proposed amendments to the Company’s certificate of incorporation (“charter amendments”). The Proxy Statement and accompanying proxy card are in preliminary form and the Company intends to file and mail to stockholders of record entitled to vote at the Special Meeting a definitive proxy statement and other documents, including a proxy card. The Company may also file other relevant documents with the SEC regarding its solicitation of proxies for the Special Meeting. This communication is not a substitute for any proxy statement or other document that the Company has filed or may file with the SEC in connection with any solicitation by the Company.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CHARTER AMENDMENTS.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the SEC’s website at www.sec.gov or the Company’s website at https://ir.liveperson.com/financial-information/sec-filings.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from the Company stockholders in connection with the matters to be considered at the Special Meeting. Information regarding the Company’s directors and executive officers and their respective interests in the Company, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on August 27, 2025, including in the section captioned “Ownership of Securities.” To the extent that the Company’s directors and executive officers who may be deemed to be participants in the solicitation have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

Exhibit No.	Description
4.1	Indenture, dated September 12, 2025, by and among LivePerson, Inc., the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee and as Collateral Agent.
4.2	Form of Second Lien Senior Subordinated Secured Note due 2029 (included within the Indenture filed as Exhibit 4.1 hereto).
4.3	Certificate of Designation of Series B Preferred Stock.
4.4	Notice from Lynrock Lake Master Fund LP, dated September 12, 2025.
10.1	Amendment No. 1 to the Exchange Agreement, dated September 11, 2025, by and between LivePerson, Inc. and the Noteholders.
99.1	Press Release issued by the Company on September 15, 2025.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 15, 2025            LIVEPERSON, INC.
(Registrant)

By:    /s/ MONICA L. GREENBERG
Monica L. Greenberg
Executive Vice President, Policy and General Counsel